Exhibit 10.2 ABBVIE DEFERRED COMPENSATION PLAN PLUS (Effective as of January 1, 2022)

1 ABBVIE DEFERRED COMPENSATION PLAN PLUS ARTICLE I INTRODUCTION Section 1.1 Purpose. The AbbVie Deferred Compensation Plan Plus (the “Plan”) is designed to assist the Employers in attracting and retaining key employees by providing Eligible Employees with the opportunity to defer the receipt of a portion of their compensation and to have that deferred compensation treated as if it were invested pending its distribution by the Plan. All benefits payable under the Plan will be paid out of the general assets of the Company. Except as otherwise specifically provided herein, the rights and benefits of any Participant who terminates employment are determined in accordance with the provisions of the Plan as in effect and operative at the time of such termination. Section 1.2 ERISA. The Plan is intended and shall be interpreted in all respects to be a nonqualified, unfunded “top hat” plan maintained primarily to provide benefits for a select group of management or highly compensated employees, within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1), and therefore to be exempt from Parts 2, 3, and 4 of Subtitle B of ERISA Title I. Section 1.3 Employers. An entity that becomes a Subsidiary of the Company after the Effective Date may adopt the Plan as an Employer with the Company’s consent as described in Section 13.13. Each Employer shall be liable to the Company for an amount equal to the Plan benefits earned by its Eligible Employees. Where an Eligible Employee has been employed by more than one Employer, the Plan Administrator shall allocate the liability associated with that Eligible Employee’s Plan benefits among his or her Employers. The Plan Administrator shall establish procedures for determining the time at which and manner in which the Employers shall pay this liability to the Company. Section 1.4 Effective Date. The Plan is adopted effective as of January 1, 2022 (the “Effective Date”) to provide benefits for Eligible Employees hired or otherwise designated as Eligible Employees on or after that date. ARTICLE II DEFINITIONS When used in this Plan, unless the context clearly requires a different meaning, the following words and terms shall have the meanings set forth below. Whenever appropriate, words used in the singular shall be deemed to include the plural, and vice versa, and any gender reference shall be deemed to include all genders. Section 2.1 Account. “Account(s)” means the account(s) established for record keeping purposes for each Participant pursuant to ARTICLE VI. Section 2.2 Annual Company Contribution. “Annual Company Contribution” means the Company contribution made under the Plan on behalf of a Participant based on the applicable ASP+ percentage corresponding to the Participant’s age and years of service.

2 Section 2.3 ASP+. “ASP+” means the AbbVie Savings Plan Plus, which is a part of the AbbVie Savings Plan, as amended from time to time. Section 2.4 Base Compensation. “Base Compensation” means, subject to the last sentence of this Section, the Participant’s total compensation earned in a Plan Year for personal service actually rendered to an Employer, before deductions for (a) Deferral Elections made pursuant to Section 4.1 or (b) contributions made on the Participant’s behalf to any Employer Savings Plan or to any cafeteria plan under Section 125 of the Internal Revenue Code of 1986, as amended (the “Code”), maintained by an Employer. “Base Compensation” for Plan purposes excludes Sales-Related Compensation, Eligible Bonuses, all other bonuses, commissions, relocation expenses, reimbursements, expense allowances, fringe benefits (cash or noncash), welfare benefits (whether or not those amounts are includible in gross income) and other non- regular forms of compensation. Section 2.5 Beneficiary. “Beneficiary” means the person, persons or entity designated by the Participant to receive any benefits payable under the Plan pursuant to ARTICLE IX. Section 2.6 Board of Review. “Board of Review” means the AbbVie Employee Benefit Board of Review appointed by the Company’s Board of Directors. Section 2.7 Company. “Company” means AbbVie Inc., its successors, and any organization into which or with which AbbVie Inc. may merge or consolidate or to which all or substantially all of its assets may be transferred. Section 2.8 Deferral Election. “Deferral Election” means an election under the Plan by a Participant to defer the receipt of a portion of his or her Eligible Compensation made on a Deferral Election Form. Section 2.9 Deferral Election Form. “Deferral Election Form” means the form or other means provided to the Participant under the Plan pursuant to Section 4.1 through which the Participant makes his or her Deferral Election. Section 2.10 Deferral Account. “Deferral Account(s)” means the account(s) established for record keeping purposes for each Participant’s Deferral Election pursuant to Section 6.1. Section 2.11 Disability. The date of “Disability” of a Participant means the date on which the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, eligible to receive income replacement benefits for a period of six or more months under the terms of the AbbVie Long-Term Disability Plan (“LTD Plan”) or, for a Participant whose Employer does not participate in the LTD Plan, such similar accident and health plan in which his or her Employer participates. Section 2.12 Distribution Election. “Distribution Election” is defined in Section 4.3(a). Section 2.11 Distribution Election Form. “Distribution Election Form” means the form or other means provided to the Participant by the Plan pursuant to Section 4.3 through which the

3 Participant specifies the time at which the amounts credited to one of the Participant’s Account(s) are to be distributed and their method of payment. Section 2.12 Effective Date. “Effective Date” is defined in Section 1.4. Section 2.13 Eligibility Date. “Eligibility Date” is defined in Section 3.1. Section 2.14 Eligible Bonus. “Eligible Bonus” means an annual cash incentive bonus for a Plan Year that the Plan Administrator, or its delegate, has designated as being eligible for deferral under the Plan. As of the Effective Date, cash bonuses paid to Eligible Employees under the AbbVie Incentive Plan, the AbbVie Managerial Incentive Program, the AbbVie Management Incentive Plan, the AbbVie Performance Incentive Plan, or any other similar Employer- sponsored annual incentive bonus plan with a performance period commencing on January 1 and ending on December 31 of the applicable Plan Year are eligible for deferral under the Plan. Section 2.15 Eligible Compensation. “Eligible Compensation” means the Participant’s Base Compensation, Sales-Related Compensation and Eligible Bonus(es). Section 2.16 Eligible Employee. “Eligible Employee” means any person employed by an Employer who: (a) is a United States employee or an expatriate who is based and paid in the United States; and (b) is expected (as determined during the enrollment period) to receive base salary during the Plan Year that equals or exceeds $200,000 (before applicable taxes and withholdings); and (c) is designated by the Employer as eligible to participate in the Plan; and who is not: (i) both a corporate officer of the Company and designated as eligible to participate in the AbbVie Supplemental Savings Plan, except as contemplated by Section 3.1 hereof for the Plan Year in which the person is first named a corporate officer; or (ii) eligible to contribute to the AbbVie Deferred Compensation Plan during the same Plan Year; or (iii) an individual who provides services to an Employer under a contract, arrangement or understanding with either the individual directly or with an agency or leasing organization that treats the individual as either an independent contractor or an employee of such agency or leasing organization, even if such individual is subsequently determined (by an Employer, the Internal Revenue Service, any other governmental agency, judicial action, or otherwise) to have been a common law employee of an Employer rather than an independent contractor or employee of such agency or leasing organization; or

4 (iv) an Employee who is employed by an Employer located in Puerto Rico, other than a person designated as a “U.S. Expatriate” on the records of an Employer. For all Plan purposes, an individual shall be an “Eligible Employee” for any Plan Year only if during that Plan Year an Employer treats that individual as its employee for purposes of employment taxes and wage withholding for Federal income taxes, even if such individual is subsequently determined (by an Employer, the Internal Revenue Service, any other governmental agency, judicial action, or otherwise) to have been a common law employee of an Employer in that Plan Year. Section 2.17 Employer. “Employer” means the Company, the participating Employers on the Effective Date, and any Subsidiary of the Company that subsequently adopts the Plan in the manner provided in Section 13.13. As of the Effective Date, the Employers include the Company and the Subsidiaries identified in Appendix A to the Plan. Section 2.18 Employer Contribution. “Employer Contribution” means the contribution deemed to have been made by an Employer pursuant to Section 5.1. Section 2.19 Employer Contribution Account. “Employer Contribution Account(s)” means the account(s) established for record keeping purposes for each Participant’s Employer Contributions pursuant to Section 6.1. Section 2.20 Employer Savings Plan. “Employer Savings Plan” means any defined contribution retirement plan that is maintained by an Employer, qualified under Code Section 401(a), and includes a cash or deferred arrangement under Code Section 401(k). The term shall specifically include, but not be limited to, the AbbVie Savings Plan. Section 2.21 ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Section 2.22 Hardship Distribution. “Hardship Distribution” is defined in Section 8.4(a). Section 2.23 In-Service Distribution. “In-Service Distribution” is defined in Section 4.3. Section 2.24 Initial Election. “Initial Election” is defined in Section 4.3(a). Section 2.25 Investment Election. “Investment Election” is defined in Section 4.2(a). Section 2.26 Investment Election Form. “Investment Election Form” means the form or other means provided to the Participant by the Plan pursuant to Section 4.2 through which the Participant specifies the Investment Funds in which the Participant’s Account(s) are to be deemed to be invested. Section 2.27 Investment Fund(s). “Investment Fund(s)” means one or more of the funds selected by the Plan Administrator pursuant to Section 4.2.

5 Section 2.28 Investment Fund Subaccounts. “Investment Fund Subaccounts” is defined in Section 6.1(b). Section 2.29 Matching Contribution. “Matching Contribution” means the Company matching contribution made under the Plan on behalf of a Participant based on the applicable ASP+ matching contribution percentage. Section 2.30 Participant. “Participant” means an Eligible Employee who elects to participate in this Plan by filing a Deferral Election, Investment Fund Election, and Distribution Election as provided in ARTICLE IV. Section 2.31 Plan. “Plan” means this AbbVie Deferred Compensation Plan Plus, as it may be amended from time to time. Section 2.32 Plan Administrator. “Plan Administrator” means the Board of Review. Section 2.33 Plan Year. “Plan Year” means a twelve-month period beginning January 1 and ending the following December 31. Section 2.34 Rate of Return. “Rate of Return” means, for each Investment Fund, an amount equal to the net gain or net loss (expressed as a percentage) on the assets of that Investment Fund. Section 2.35 Sales-Related Compensation. “Sales-Related Compensation” means, subject to the last sentence of this Section, the Participant’s sales bonuses, sales incentives and sales commissions earned in a Plan Year from an Employer, before deductions for (a) Deferral Elections made pursuant to Section 4.1 or (b) contributions made on the Participant’s behalf to any Employer Savings Plan or to any cafeteria plan under Code Section 125 maintained by an Employer. “Sales-Related Compensation” for Plan purposes excludes Base Compensation, Eligible Bonuses, and all other compensation not specifically categorized as a sales bonus, sales incentive or sales commission. Section 2.36 Subsequent Election. “Subsequent Election” is defined in Section 4.3(c). Section 2.37 Subsidiary. “Subsidiary” means any corporation, limited liability company, partnership, joint venture, or business trust organized in the United States 50 percent or more of the voting stock of which is owned, directly or indirectly, by the Company. Section 2.38 Termination of Employment. “Termination of Employment” means the cessation of a Participant’s services as an employee, whether voluntary or involuntary, for any reason other than death; provided that the Participant shall not be considered to have terminated employment for purposes of the Plan until he or she would be considered to have incurred a “separation from service” from the Employer within the meaning of Code Section 409A. Section 2.39 Unforeseeable Emergency. “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse or a dependent of the Participant, loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise

6 covered by insurance, for example, not as a result of a natural disaster), or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant as determined by the Plan Administrator. Section 2.40 Vested. “Vested” means a Participant has satisfied the service requirements applicable to the Participant under the ASP+ to have a nonforfeitable right to the Employer Contributions to his or her ASP+ account. ARTICLE III PARTICIPATION Section 3.1 Participation. (a) Except as provided in Section 3.1(b) and (c), an Eligible Employee may become a Participant by making a Deferral Election, Investment Fund Election, and Distribution Election pursuant to ARTICLE IV on or before the deadline set by the Plan Administrator pursuant to Section 4.4. (b) A newly hired individual who is an Eligible Employee shall become eligible to participate in the Plan during the next Plan Year or, if earlier, on the first day of the month specified by the Plan Administrator (the “Eligibility Date”). Any election by a new Participant shall become effective for Eligible Compensation earned no earlier than the first payroll period commencing after receipt of the election by the Plan Administrator and shall be irrevocable for the remainder of the Plan Year. (c) An individual who becomes an Eligible Employee as a result of a job promotion or transfer may make a Deferral Election, Investment Fund Election and Distribution Election pursuant to ARTICLE IV only with respect to Eligible Compensation to be earned in the Plan Year next following the year of such promotion or transfer. Any such election shall be made in accordance with ARTICLE IV and shall become effective for Eligible Compensation earned in the Plan Year following the year in which the election is made. Section 3.2 Termination of Participation. A Participant who ceases to be an Eligible Employee due to a Termination of Employment will remain a Participant but (a) may no longer make Deferral Elections with respect to any Plan Year following the year of such termination and (b) all deferrals under the Plan shall cease as of the date of the Participant’s Termination of Employment. A Participant who ceases to be an Eligible Employee due to a job promotion (or demotion) may no longer make Deferral Elections with respect to any Plan Year following the year of such promotion or demotion but the Participant’s Deferral Elections for the Plan Year in which such promotion or demotion occurs shall remain irrevocable. A Participant shall remain a Participant until (i) his or her death or (ii) his or her Accounts have been distributed.

7 ARTICLE IV ELECTION FORMS Section 4.1 Deferral Elections. (a) Participants shall make their Deferral Elections annually on a form or by other means provided by the Plan Administrator (a “Deferral Election Form”). Each Deferral Election shall apply to only a single Plan Year. (b) In his or her Deferral Election, the Participant shall specify the amount (expressed as a percentage) of his or her Base Compensation, the amount (expressed as a percentage) of his or her Sales-Related Compensation, and the amount (expressed as a percentage) of his or her Eligible Bonus(es) that the Participant elects to defer for that Plan Year together with such other information as the Plan Administrator may, in its sole and absolute discretion, require. (c) For any Plan Year, a Participant may elect to defer: (i) five percent (5%) to seventy-five percent (75%) of his or her Base Compensation (in whole percentage increments); (ii) five percent (5%) to seventy-five percent (75%) of his or her Sales- Related Compensation (in whole percentage increments); and/or (iii) five percent (5%) to seventy-five percent (75%) of his or her Eligible Bonus(es) (in whole percentage increments); provided, however, that in no event may a Participant elect to defer his or her Eligible Compensation to the extent that his or her remaining compensation would be insufficient to satisfy all applicable withholding taxes and contributions required under Employer- sponsored benefit plans in which the Participant participates. (d) A Participant may not revoke his or her Deferral Election at any time after the deadline for making such Deferral Election set by the Plan Administrator pursuant to Section 4.4. Section 4.2 Investment Elections. The Plan Administrator shall, from time to time, make available investment options (the “Investment Funds”) that serve as benchmark funds for the amounts a Participant defers under the Plan. A Participant’s Plan deferrals shall not actually be invested in the Investment Funds and the Participant shall not be considered a shareholder of any of the Investment Funds he or she selects by virtue of participation in the Plan. Instead, the Participant’s Plan deferrals shall be considered invested in such Investment Fund and his or her Plan Account shall reflect such Investment Fund’s Rate of Return. A Participant’s election of investments shall be subject to the following rules: (a) Participants shall make their investment elections on an Investment Election Form or by other means provided by the Plan Administrator (an “Investment Election”).

8 (b) The Participant’s Investment Election shall apply only to the Eligible Compensation being deferred in a single Plan Year and shall specify the Investment Funds in which the deferrals for each such Plan Year are to be deemed to be invested and the portion (expressed in whole percentage increments) of the deferrals for such Plan Year that are to be deemed to be invested in each such Investment Fund, and shall continue in effect until revoked or changed as permitted by the Plan Administrator. Section 4.3 Distribution Elections. (a) Participants shall make their distribution elections in accordance with the Distribution Election Form or by other means provided by the Plan Administrator (a “Distribution Election”). Each Distribution Election (the “Initial Election”) shall apply only to the Eligible Compensation being deferred in a single Plan Year and must be made by the deadline set by the Plan Administrator pursuant to Section 4.4, at which time the Initial Election shall be irrevocable, subject to Section 4.3(c). (b) On the Distribution Election Form: (i) Required Election. In all cases, the Participant shall select the method of payment from among the methods of payment described in Section 8.2(a) to apply in the event payment is made upon Termination of Employment pursuant to the Distribution Election in accordance with Section 8.2 or Section 8.3 or upon Disability in accordance with Section 8.6. (ii) Optional In-Service Distribution Election. The Participant shall also have the option to elect that the Eligible Compensation being deferred for that Plan Year shall be paid to the Participant while he or she is still employed by an Employer (an “In-Service Distribution”). If the Participant elects to receive an In-Service Distribution of the Eligible Compensation being deferred, then the Participant shall also select the year in which the payments are to be made. A Participant may not elect to receive an In-Service Distribution in a Plan Year that is less than two (2) years after the end of the Plan Year in which the Eligible Compensation is earned. (c) Notwithstanding anything to the contrary in this Section 4.3, a Participant may change the form of distribution or his or her Distribution Election (a “Subsequent Election”) to the extent permitted by the Plan Administrator and Code Section 409A(a)(4)(C), including the requirements that such Subsequent Election: (i) shall not take effect until at least 12 months after the date on which the Subsequent Election is filed with the Plan Administrator; (ii) shall result in the first distribution subject to such Subsequent Election being made at least five years after the date such distribution otherwise would have been paid pursuant to the previous election; and

9 (iii) shall be filed with the Plan Administrator at least 12 months before the date the first scheduled distribution is to be paid pursuant to the previous election. Section 4.4 Deadline for Submitting Election Forms. The Plan Administrator may set a deadline or deadlines for the receipt of the elections required under the Plan; provided, however, that, except as provided in Section 3.1(b), such elections must be filed on or before the end of the year immediately preceding the Plan Year for which it is to be effective. ARTICLE V EMPLOYER CONTRIBUTIONS Section 5.1 Employer Contributions. (a) Matching Contribution. Each Participant who makes a Deferral Election for a Plan Year is eligible to be credited with a Matching Contribution under the Plan equal to the matching contribution percentage applicable to such Participant under the ASP+ for the Plan Year up to six percent (6%) multiplied by the amount of the Participant’s Eligible Compensation that he or she elects to defer under the Plan for the Plan Year. (b) Annual Company Contribution. Each Participant who makes a Deferral Election for a Plan Year and is eligible for an annual company contribution under the ASP+ during the Plan Year shall be credited with an Annual Company Contribution equal to the annual company contribution percentage applicable to the Participant under the ASP+ for the Plan Year multiplied by the portion of the Participant’s Eligible Compensation that he or she elects to defer under the Plan for the Plan Year. The Plan Administrator may, in its discretion, otherwise set or change the amount or percentage of the Employer Contributions. Section 5.2 Allocation of Employer Contributions. A Participant’s Employer Contributions for a Plan Year shall be allocated among the same Investment Funds and in the same proportion as the Participant has elected for his or her deferrals for that Plan Year. Section 5.3 Distribution of Employer Contributions. Employer Contributions for a Plan Year shall be distributed to the Participant according to the election made by the Participant governing his or her deferrals for that same Plan Year. ARTICLE VI MAINTENANCE AND CREDITING OF ACCOUNTS Section 6.1 Maintenance of Accounts. (a) The Plan shall maintain a separate Account for each Deferral Election (a “Deferral Account”) made by a Participant and each Employer Contribution (an “Employer Contribution Account”) made for a Participant. A Participant’s Accounts shall reflect the Participant’s Investment Fund Elections and Distribution Elections made

10 pursuant to ARTICLE IV, any Employer Contributions (with separate recordkeeping for Matching Contributions and Annual Company Contributions) made on behalf of the Participant pursuant to ARTICLE V, adjustments to the Account made pursuant to this ARTICLE VI, and distributions made with respect to the Account pursuant to ARTICLE VIII. The Accounts shall be used solely as a device for the measurement and determination of the amounts to be paid to the Participants pursuant to this Plan and shall not constitute or be treated as a trust fund of any kind. (b) Each Account shall be divided into separate subaccounts (“Investment Fund Subaccounts”), each of which corresponds to the Investment Fund selected by the Participant pursuant to Section 4.2(b). Section 6.2 Crediting of Accounts. (a) No later than five (5) business days following the end of each pay period, the Plan shall credit each Participant’s Investment Fund Subaccounts to reflect amounts deferred from the Participant’s Eligible Compensation during that pay period and the Investment Fund Election made by the Participant with respect to that Eligible Compensation. (b) At the end of each Plan Year, the Plan shall credit each Participant’s Investment Fund Subaccounts to reflect any Employer Contribution deemed to have been made on behalf of the Participant for that Plan Year and the allocation of that contribution among the Investment Funds pursuant to Section 4.2. (c) The Plan Administrator shall adjust each Investment Fund Subaccount to reflect any transfers under the Plan to or from that Investment Fund Subaccount, as of the end of each business day, and to reflect any distributions under the Plan made with respect to that Investment Fund Subaccount and the Rate of Return on the related Investment Fund. Section 6.3 Statement of Accounts. Each Participant shall be issued quarterly statements of his or her Account(s) in such form as the Plan Administrator deems desirable, setting forth the balance to the credit of such Participant in his or her Account(s) as of the end of the most recently completed quarter. ARTICLE VII VESTING AND FORFEITURES Section 7.1 Deferral Accounts. A Participant’s Deferral Accounts shall be one hundred percent (100%) vested and non-forfeitable at all times. Section 7.2 Employer Contribution Accounts. (a) Each Participant will be Vested in his or her Employer Contribution Accounts at the same time he or she is vested in his or her corresponding account and contributions under the ASP+. To the extent that different vesting schedules apply to the Participant’s matching contributions and annual company contributions under the ASP+,

11 then such different vesting schedules shall apply to the corresponding Matching Contribution and Annual Company Contribution portions of the Participant’s Employer Contribution Accounts under this Plan. (b) If the Participant’s employment with the Employers terminates (whether voluntarily or involuntarily) before his or her Employer Contribution Accounts become fully Vested, then the Participant shall forfeit the unvested portion of his or her Employer Contribution Accounts. ARTICLE VIII DISTRIBUTION OF BENEFITS Section 8.1 In-Service Distributions. Subject to the provisions of Section 8.5, the Company shall pay In-Service Distributions in a lump sum to the Participant on the first business day in February of the year designated by the Participant on his or her Distribution Election Form. Section 8.2 Distribution of Benefits in the Event of Termination of Employment. (a) If, pursuant to Section 4.3, a Participant has submitted a Distribution Election (or the default set forth in paragraph (v) below applies) with respect to the Participant’s Plan benefits for a Plan Year, then the Company shall pay the Participant his or her Plan benefits commencing on the first business day in February next following the date of the Participant’s Termination of Employment in any of the following forms pursuant to the Participant’s Initial Election or Subsequent Election or the default set forth in paragraph (v), as applicable: (i) in substantially equal annual installments to the Participant over fifteen (15) years; or (ii) in substantially equal annual installments to the Participant over ten (10) years; or (iii) in substantially equal annual installments to the Participant over five (5) years; or (iv) in a lump sum; or (v) if no such election is on file with the Plan Administrator, in substantially equal annual installments to the Participant over ten (10) years. Annual installments shall be paid on the first business day in February of each calendar year. (b) Notwithstanding the provisions of Section 8.2(a), in the event that, as of the date of the Participant’s Termination of Employment, the Participant’s aggregate Vested benefit under the Plan is less than $50,000, the Participant’s benefit shall be paid

12 to the Participant in a single lump sum payment within 90 days after the Participant’s Termination of Employment. Section 8.3 Distribution of Benefits on the Earliest to Occur of a Participant’s Termination of Employment or Disability or a Specified Date. If a Participant has elected to receive Plan benefits in an In-Service Distribution pursuant to Section 4.3(b)(ii) and the Participant’s Termination of Employment or Disability occurs prior to the date specified for such In-Service Distribution, then the Company shall pay the Participant’s Plan benefits in accordance with Section 8.2(a), subject to Section 8.2(b). Section 8.4 Distributions Due to Unforeseeable Emergency. (a) A Participant may receive early payment of all or part of the balance in his or her Account(s) in the event of an Unforeseeable Emergency (a “Hardship Distribution”) subject to the following restrictions: (i) The Participant has requested the Hardship Distribution from the Plan Administrator on a form provided by or in the format requested by the Plan Administrator; (ii) The Plan Administrator has determined that an Unforeseeable Emergency has occurred; (iii) The Plan Administrator determines the amount of the Hardship Distribution, which amount will be limited to the amount reasonably necessary to satisfy the emergency need (including any amounts necessary to pay any federal, state, local or foreign income taxes or penalties reasonably anticipated to result from the Hardship Distribution); and (iv) The Hardship Distribution shall be distributed in a lump sum within 30 days following determination by the Plan Administrator of the amount of the Hardship Distribution. (b) The circumstances that would constitute a Unforeseeable Emergency will depend on the facts and circumstances of each case, but, in any case, a Hardship Distribution may not be made to the extent that such hardship may be relieved through (i) reimbursement or compensation by insurance or otherwise, (ii) liquidation of the Participant’s assets, to the extent that liquidation of the Participant’s assets would not itself cause severe financial hardship, or (iii) cessation of deferrals under this Plan in compliance with Code Section 409A. Section 8.5 Distribution of Benefits in the Event of Death. In the event of a Participant’s death prior to the complete distribution of his or her Accounts, the Company shall distribute the Participant’s total remaining Plan benefit to his or her Beneficiary in a lump sum payment within 90 days after the date of the Participant’s death. Section 8.6 Distribution of Benefits in the Event of Disability. In the event of a Participant’s Disability, the Company shall pay the Participant’s Plan benefits commencing on

13 the first business day in February next following the date of the Participant’s Disability pursuant to the Participant’s Distribution Election to receive his or her Plan benefits in one of the forms permitted under Section 8.2(a) (or the default set forth in Section 8.2(a)(v)), subject to Section 8.2(b). Section 8.7 Postponing or Amending Distributions. A Participant may postpone a scheduled distribution or amend the form of distribution specified under Section 8.1, Section 8.2(a) or Section 8.3 only by making a Subsequent Election pursuant to the terms of Section 4.3(c). Section 8.8 Distribution of Benefits Pursuant to a Domestic Relations Order. The Company shall pay all or a portion of a Participant’s Plan benefits in a lump sum to any person other than the Participant pursuant to the terms of a domestic relations order. For this purpose, a domestic relations order means a judgment, decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of the Participant and which is made pursuant to a state domestic relations law (including a community property law). ARTICLE IX BENEFICIARY DESIGNATION Section 9.1 Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person, persons or entity as his or her Beneficiary or Beneficiaries. A Beneficiary designation shall be made, and may be amended, by the Participant by filing a designation with the Plan Administrator, on such form and in accordance with such procedures as the Plan Administrator may establish from time to time. Section 9.2 Failure to Designate a Beneficiary. If a Participant or Beneficiary fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant or his or her Beneficiary, then the Participant’s Beneficiary shall be deemed to be, in the following order: (a) the spouse of such person, if any; or (b) the deceased person’s estate. Section 9.3 Facility of Payment. When, in the Plan Administrator’s opinion, a Participant or Beneficiary is under a legal disability or is incapacitated in any way so as to be unable to manage his or her financial affairs, the Plan Administrator may make any benefit payments to the Participant’s or Beneficiary’s legal representative or spouse, or the Plan Administrator may apply the payment for the benefit of the Participant or Beneficiary in any way the Plan Administrator considers advisable, in each case without subjecting the Participant or Beneficiary to accelerated taxation and/or tax penalties under Code Section 409A.

14 ARTICLE X ADMINISTRATION OF PLAN Section 10.1 Plan Administrator. The Board of Review, or such person as the Board of Review shall designate pursuant to Section 10.3, shall serve as the Plan Administrator of the Plan. The administration of the Plan shall be under the supervision of the Plan Administrator. It shall be a principal duty of the Plan Administrator to see that the Plan is carried out, in accordance with its terms, for the exclusive benefit of persons entitled to participate in the Plan without discrimination among them. Benefits under the Plan shall be paid only if the Plan Administrator decides, in his or her discretion, that the applicant is entitled to them. The Plan Administrator will have full power to administer the Plan in all of its details, subject to applicable requirements of law. For this purpose, the Plan Administrator’s powers will include but will not be limited to, the following authority, in addition to all other powers provided by this Plan: (a) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan, including the establishment of any claims procedures that may be required by applicable provisions of law; (b) To exercise discretion in interpreting the Plan, any interpretation to be reviewed under the arbitrary and capricious standard; (c) To exercise discretion in deciding all questions concerning the Plan and the eligibility of any person to participate in the Plan, such decision to be reviewed under the arbitrary and capricious standard; (d) To appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan; (e) To allocate and delegate its responsibilities under the Plan and to designate other persons to carry out any of its responsibilities under the Plan, any such allocation, delegation or designation to be in writing; (f) To determine the amount and type of benefits to which any Participant or Beneficiary shall be entitled hereunder, including the method and date for all valuations under the Plan; (g) To receive from the Employers and from Participants such information as shall be necessary for the proper administration of the Plan or any of its programs; (h) To maintain or cause to be maintained all the necessary records for the administration of the Plan; (i) To receive, review and keep on file (as it deems convenient and proper) reports of benefit payments made by the Plan;

15 (j) To determine and allocate among the Employers the liability to the Company associated with Plan benefits in accordance with Section 1.3 and to determine the time at which and manner in which that liability shall be paid to the Company; (k) To make, or cause to be made, equitable adjustments for any mistakes or errors made in the administration of the Plan; and (l) To do all other acts which the Plan Administrator deems necessary or proper to accomplish and implement its responsibilities under the Plan. Section 10.2 Reliance on Tables, etc. In administering the Plan, the Plan Administrator will be entitled to the extent permitted by law to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by or in accordance with the instructions of accountants, counsel, or other experts employed or engaged by the Plan Administrator. Section 10.3 Delegation. The Board of Review shall have the authority to appoint one or more other persons to serve as the Plan Administrator hereunder, in which event such person(s) shall exercise all of the powers, duties, responsibilities, and obligations of the Plan Administrator hereunder. Section 10.4 Operations. The day to day operation of the Plan will be handled by the person(s) designated by the Plan Administrator. Section 10.5 Uniform Rules. The Plan Administrator shall administer the Plan on a reasonable and nondiscriminatory basis and shall apply uniform rules to all similarly situated Participants. Section 10.6 Plan Administrator’s Decisions Final. Any interpretation of the provisions of the Plan (including, but not limited to, the provisions of any of its programs) and any decision on any matter within the discretion of the Plan Administrator made by the Plan Administrator in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the Plan Administrator shall make such adjustment on account thereof as it considers equitable and practicable. Neither the Plan Administrator nor any Employer shall be liable in any manner for any determination of fact made in good faith. ARTICLE XI CLAIMS FOR BENEFITS Section 11.1 Claims and Review Procedures. The Plan Administrator shall adopt procedures for the filing and review of claims in accordance with ERISA Section 503. ARTICLE XII AMENDMENT AND TERMINATION OF PLAN Section 12.1 Amendment. The Company may amend the Plan, in whole or in part, at any time, provided, however, that no amendment shall be effective to decrease the balance in any Account as accrued at the time of such amendment. Any amendment that increases the total cost of the Plan to the Employers in excess of $250,000 in each of the three full calendar years next

16 following the date of the amendment shall be approved by the Board of Review. The Chief Human Resources Officer of the Company (or the individual holding equivalent duties and responsibilities) shall approve all other amendments to the Plan and the extension of the Plan to any division or Subsidiary of the Company. Section 12.2 Termination. The Board of Review may at any time terminate the Plan with respect to future contributions. The Board of Review may also terminate and liquidate the Plan in its entirety, provided that such termination and liquidation are consistent with the requirements of Code Section 409A. Upon any such termination, the Company shall pay to each Participant the benefits the Participant is entitled to receive under the Plan, determined as of the termination date, in compliance with Code Section 409A. ARTICLE XIII MISCELLANEOUS Section 13.1 Unfunded Plan. All payments pursuant to the Plan shall be made from the general funds of the Company, and no special or separate fund shall be established or other segregation of assets made to ensure payment. No Participant or other person shall have under any circumstances any interest in any particular property or assets of the Company as a result of participating in the Plan. Section 13.2 Tax Withholding. The Company (or a third party administrator) shall have the right to deduct any required tax withholdings from payments to be made under the Plan. Section 13.3 Nonassignability. Except as specifically set forth in the Plan with respect to the designation of Beneficiaries, neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency. Section 13.4 Validity and Severability. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Section 13.5 Governing Law. The validity, interpretation, construction and performance of this Plan shall in all respects be governed by the laws of the State of Illinois, without reference to principles of conflict of law, except to the extent preempted by federal law. Section 13.6 Employment Status. This Plan does not constitute a contract of employment or impose on the Participant or the Company any obligation for the Participant to remain an employee of the Company or change the status of the Participant’s employment or the policies of the Company and its affiliates regarding termination of employment.

17 Section 13.7 Compensation and Benefit Plans and Programs. Nothing in this Plan shall prevent the Company or an Employer from modifying, amending or terminating any of its compensation, incentive or benefit plans and programs, including but not limited to the Savings Plan and/or any arrangement pursuant to which Eligible Bonuses or Eligible Compensation are earned or deferred under this Plan. Section 13.8 Successors of the Company. The rights and obligations of the Company under the Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company. Section 13.9 Waiver of Breach. The waiver by the Company of any breach of any provision of the Plan by a Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant. Section 13.10 Notice. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand-delivered, or sent by first class mail to the principal office of the Company, directed to the attention of the Plan Administrator. Such notice shall be deemed given as of the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark. Section 13.11 Waiver of Notice. Any notice required under the Plan may be waived by the person entitled to such notice. Section 13.12 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties. Section 13.13 Participating Employers. Subject to the consent of the Company’s Chief Human Resources Officer, a Subsidiary of the Company may adopt the Plan by filing a written instrument to that effect with the Company. Such Subsidiary shall become an Employer and Appendix A shall be updated accordingly. An Employer that that has adopted the Plan may withdraw its adoption of the Plan with the approval of the board of directors of the Employer and the approval of the Board of Review. The Company may, in its sole and absolute discretion by action of the Board of Review, terminate the participation in the Plan of any Employer if such Employer fails to fulfill its obligations under the Plan. Section 13.14 Section 409A. To the extent applicable, the Plan is intended to comply with the provisions of Code Section 409A. The Plan will be administered and interpreted in a manner consistent with this intent, and any provision that would cause the Plan to fail to satisfy Code Section 409A will have no force and effect until it is amended to comply therewith (which amendment may be retroactive to the extent permitted by Code Section 409A). Notwithstanding anything contained herein to the contrary, to the extent required to avoid accelerated taxation and/or tax penalties under Code Section 409A and applicable guidance issued thereunder, amounts that would otherwise be payable pursuant to the Plan during the six-month period immediately following a Participant’s Termination of Employment shall instead be paid on the first business day after the date that is six months following the Participant’s Termination of

18 Employment (or upon the Participant’s death, if earlier), plus, to the extent subject to a six-month delay, a return equal to the Rate of Return that would be achieved if such amounts were invested in accordance with the Participant’s Investment Elections under Section 4.2 from the respective dates on which such amounts would otherwise have been paid until the actual date of payment.

1 APPENDIX A EMPLOYERS Subsidiary Participation Effective Date AbbVie US LLC January 1, 2022 U.S. subsidiaries of Allergan Limited January 1, 2022 Pharmacyclics LLC January 1, 2022